EXHIBIT 24


INDEPENDENT  AUDITORS'  CONSENT




We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-25581 of the Savings and Investment Plan for Employees of Weingarten Realty on Form S-8 of our report dated June 29, 1998, appearing in this Annual Report on Form 11-K of the Savings and Investment Plan for Employees of Weingarten Realty for the year ended December 31, 1997.



DELOITTE  &  TOUCHE  LLP
Houston,  Texas
June  29,  1998


AS